Exhibit 23(ii)-c
                 Consent of Howard Frazier Barker Elliott, Inc.

Howard Frazier Barker Elliott, Inc. consents to the filing of its Fairness Opinion relating to the Stock Purchase Agreement dated June 30, 2000 between MediQuik Services, Inc. and MiraQuest Ventures, LLC and related transactions to be filed with the SEC in conjunction with the Form 8K filing.

                                        Signed: /s/ Alex Howard
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                                        Printed Name: Alex Howard
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                                        Its: Senior Managing Director
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